EXHIBIT 10.2	SUMMARY SHEET: 2006 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION

Each non-employee member of the board of directors of Toreador Resources Corporation shall receive 3,000 shares of restricted stock on an annual basis.